UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 16, 2018

Commission File Number 000-53230

PEPTIDE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0479983
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

5348 Vegas Drive #177 Las Vegas, NV 89108
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (702) 948-8893

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

Effective March 14, 2018, a letter of resignation tendered by Baxter Koehn as Chief Executive Officer of the Company was accepted.

Appointment of Board Members and Officer

Effective March 14, 2018, Mr. Bruce M. Sellars has been appointed to the Board of Directors of the Company to serve as Chief Executive Officer of the company until he resign or his successors be elected by the shareholders of the Company or appointed by the Board of Directors.

Bruce M. Sellars, P.Eng., MBA is a seasoned executive with over 40 years of business experience in a variety of technical, managerial and executive positions.  He has the ability to draw on a variety of skills including engineering, sales, marketing and finance to successfully create and implement profitable business ventures.  Mr. Sellars has held executive level positions in Business Development and Marketing for firms in the renewable energy, oil and gas, electric utility, and water and wastewater utility industries.  These companies include Texaco Canada, Nexen, North Canadian Oils, EPCOR, TransAlta, Hydroxyl, Hill Murray & Associates, Highwater Power and Cedar Road LFG.  He has created and executed strategic and tactical marketing and sales plans and led business development and sales teams.  Mr. Sellars has successfully led the North American sales efforts for two European manufacturing companies.  Mr. Sellars has founded several companies and has been a Director of a publicly traded company and several private companies.

In  consideration  for accepting the appointment as a Director and Chief Executive Officer for the Company,  five million  (5,000,000)  fully  vested  shares of the  Company's restricted common stock shall be issued to Bruce Sellars.

Effective March 14, 2018, Mr. Ms. Irene Getty has been appointed to the Board of Directors of the Company until she resign or her successors be elected by the shareholders of the Company or appointed by the Board of Directors.

Ms. Irene Getty is an experienced executive having served as a Director and President of other publicly traded companies.  Ms. Getty has over 20 years of accounting experience as an Owner and Director of Aspire Business Service a company serving various companies in Western Canada.  Current clients include Siebenga & King Law Corporation; for over 15 years.  Previously, Ms. Getty gained her 25 years of experience in the accounting departments of Rendek Construction Ltd., as well as other companies in Western Canada.

Ms. Getty if fully versed with general accounting, reconciliation of all trust bank accounts and reporting trust status for reporting to the Law Society as well as filing of TAF with the Law Society.

In consideration for accepting the appointment to the Board of Directors for the Company,  two  hundred  fifty  thousand  (250,000)  fully  vested  shares of the Company's restricted common stock shall be issued to Irene Getty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEPTIDE TECHNOLOGIES, INC.

By:

/s/ Baxter Koehn
Chairman of the Board

Date:  March 16, 2018